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                              FIRST AMENDMENT TO
                          1997 RESTRICTED STOCK PLAN
                             FOR OUTSIDE DIRECTORS
                           OF COLTEC INDUSTRIES INC


                  WHEREAS, Coltec Industries Inc, a Pennsylvania corporation (the "Company"), adopted the 1997 Restricted Stock Plan for Outside Directors of Coltec Industries Inc (the "Plan"); and

                  WHEREAS, the Board of Directors of the Company (the "Board") desires to amend the Plan in certain respects;

                  WHEREAS, Section 11 of the Plan states that the Plan may be amended at any time by the Board, subject to shareholder approval if required under applicable law; and

                  WHEREAS, the Board has determined that shareholder approval of the amendments to the Plan as provided herein are not required under applicable law.

                  NOW, THEREFORE, the Plan is hereby amended in the following respects:

                  1. Section 2 of the Plan is hereby amended by adding a new paragraph (b) thereto, to read as follows, and by renumbering existing paragraphs 2(b) through 2(i) as 2(c) through 2(j):

                  "(b) "Change in Control" shall mean the occurrence of any of the following events:

                           (i) any person (as defined in sections 13(d) and
                  14(d) of the Exchange Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company

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                  owned, directly or indirectly, by the shareholders of the
                  Company in substantially the same proportions as their ownership of stock of the Company, acquires "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 25% of the combined voting power of the Company; or

                           (ii) during any period of two consecutive years,
                  individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections 2(b)(i), 2(b)(iii) or 2(b)(iv) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                           (iii) the shareholders of the Company approve a
                  merger other than (i) a merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 67% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or (ii) a merger effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                           (iv) the shareholders of the Company approve a plan
                  of complete liquidation of the Company or a sale of substantially all of the Company's assets."

                  2. The third sentence of Section 8 of the Plan is hereby amended by adding the following clause at the end of thereof:

                  "Notwithstanding the foregoing, the Restricted Period shall expire, and all restrictions on outstanding

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                  shares of Restricted Stock shall lapse, upon the occurrence of a Change in Control."

                  3. Exhibit A, which is attached to, and a part of, the Plan and referenced in Section 5 of the Plan, is hereby amended by adding the following provision at the end thereof:

                           "Notwithstanding anything in this Exhibit A to the
                  contrary, including the schedule of grant dates of Restricted Stock set forth above in this Exhibit A (including the footnotes thereto), if a Change in Control shall occur and, in connection therewith and at any time following in any way as a result thereof, any of Messrs. Moses, Stuckey and Coppola shall cease to serve as a director of the Company upon or following such Change in Control, all grants of Restricted Stock not yet then made to any such terminating director shall be granted to such director immediately prior to the Change in Control and shall be granted free and clear of all restrictions otherwise applicable."

                  4. Notwithstanding the foregoing amendments to the Plan as provided in this First Amendment, such amendments shall be null and void and of no force or effect if (x) it shall be determined by the Company's independent auditors that such amendment shall prevent the Company from consummating a business combination approved by the Board which combination is intended to be accounted for under the pooling of interests method of accounting and (y) the Board affirmatively determines that such amendment shall not be made.

                  5. Except as hereinabove provided, the Plan is ratified and confirmed in all respects.

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                  IN WITNESS WHEREOF, this First Amendment to the Plan is
hereby adopted effective as of               , 1998.

                                               BOARD OF DIRECTORS OF
                                               COLTEC INDUSTRIES INC


                                               By: ________________________